Exhibit 5.1

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor, Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

June 25, 2025

To:

IceCure Medical Ltd.

7 Ha’Eshel St., PO Box 3163

Caesarea, 3079504 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to IceCure Medical Ltd. a company organized under the laws of the State of Israel (the “Company”), in connection with the Registration Statement on Form F-1 (Registration No. 333- 288062) (as amended to date, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the registration, proposed maximum aggregate offering of $20,000,000 and Company’s distribution to holders of the Company’s ordinary shares, no par value per share (the “Ordinary Shares”) at no charge, non-transferable subscription rights (the “Subscription Rights”), to purchase: (a) units each consisting of (i) one Ordinary Share (the “Shares”), and (ii) a warrant to purchase one Ordinary Share (the “Warrants” and “Warrants Units”, respectively); or (b) units, each consisting of (i) a pre-funded warrant to purchase one Ordinary Share, at an exercise price of $0.0001 per whole Ordinary Share from the date of issuance (the “Pre-Funded Warrants”), and (ii) one Warrant to purchase one Ordinary Share (the “Pre-Funded Warrant Units”) in a rights offering (the “Rights Offering”). The Ordinary Shares issuable upon exercise of the Warrants are referred to as the “Underlying Warrant Shares” and the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are referred to as the “Underlying Pre-Funded Warrant Shares”. The Subscription Rights, Warrant Units, Pre-Funded Warrant Units, Ordinary Shares, Warrants, Pre-Funded Warrants, Underlying Warrant Shares and Underlying Pre-Funded Warrant Shares are referred to collectively herein as the “Securities”.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, to which this opinion is filed as an exhibit; (ii) the exhibits to the Registration Statement, including the form of dealer-manager agreement between the Company and Maxim Group LLC  and the form of certificate representing the Subscription Rights; (iii) a copy of the Company’s articles of association; (iv) resolutions of the Company’s Board of Directors and its authorized committee which have heretofore been approved and relate to the Registration Statement  and the actions to be taken in connection with the Rights Offering; and (v) such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized; and (ii) the Shares, Underlying Warrant Shares and Underlying Pre-Funded Warrant Shares, when issued, sold and paid for in the Rights Offering in the manner described in the Registration Statement and in the terms of the Warrants or Pre-funded Warrants, as applicable, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933 or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)